                           LOAN AND SECURITY AGREEMENT

                                 by and between

                                   SUMMIT BANK

                                       and

                             SEL-LEB MARKETING, INC.

                                       and

                              ALES SIGNATURE, LTD.



                                October 22, 1997

                                TABLE OF CONTENTS

LOAN AND SECURITY AGREEMENT...............................................1

I.    DEFINITIONS.........................................................1
      1.1         Defined Terms...........................................1
      1.2         Accounting Terms.......................................11
      1.3         Other Terms............................................11
      1.4         Entire Agreement.......................................11

II.   FACILITY...........................................................11
      2.1         Line of Credit Loan....................................11
      2.2         Procedure for Borrowings under the Line of
                  Credit Loan............................................12
      2.3         Line of Credit Note....................................12
      2.4         Term Loan..............................................12
      2.5         Term Note..............................................12
      2.6         Interest Rates.........................................13
      2.7         Letter of Credit Fees..................................13
      2.8         Optional Prepayment of Line of Credit Note and
                  Term Note..............................................13
      2.9         Mandatory Prepayment of Line of Credit Note............13
      2.10        Submission of Reports..................................13
      2.11        Method of Payment......................................13
      2.12        Reimbursement Obligation...............................14
      2.13        Method of Payment......................................14
      2.14        Method of Payment......................................15
      2.15        Business Day...........................................15
      2.16        Automatic Charge.......................................15
      2.17        Increased Costs........................................15
      2.18        Termination............................................16
      2.19        Audit Fees.............................................16
      2.20        Late Payment Fee.......................................16

III.  SECURITY INTEREST..................................................17
      3.1         Grant of Security Interest.............................17
      3.2         Rights of the Bank.....................................18

IV.   REPRESENTATIONS AND WARRANTIES.....................................19
      4.1         Organization; Power; Qualification.....................19
      4.2         Authorization of Agreement.............................19
      4.3         No Legal Bar...........................................19
      4.4         Consent................................................20
      4.5         Compliance With Law....................................20
      4.6         Title to Properties and Assets; Liens..................20
      4.7         No Default.............................................20
      4.8         No Litigation..........................................21
      4.9         No Burdensome Restrictions.............................21
      4.10        Tax Returns and Payments...............................21
      4.11        Financial Statements...................................21
      4.12        No Adverse Changes.....................................21
      4.13        ERISA..................................................22

      4.14        Federal Reserve Regulations............................22
      4.15        Collateral.............................................22
      4.16        Accuracy and Completeness of Information...............23

V.    COVENANTS..........................................................24
      5.1         Preservation of Existence..............................24
      5.2         Nature of Business.....................................24
      5.3         Compliance with Laws...................................24
      5.4         Maintenance of Properties..............................24
      5.5         Accounting Methods.....................................24
      5.6         Payment of Taxes and Claims............................25
      5.7         Visits and Inspection; Audits..........................25
      5.8         Information Covenants..................................25
      5.9         Accuracy and Completeness of Information...............27
      5.10        Insurance..............................................27
      5.11        Indebtedness...........................................28
      5.12        Liens..................................................28
      5.13        Sale of Assets; Merger.................................29
      5.14        Guaranties.............................................29
      5.15        Collateral.............................................29
      5.16        Sale and Leaseback.....................................30
      5.17        Transactions with Affiliates...........................30
      5.18        Operating Accounts.....................................30
      5.19        Further Documentation..................................31
      5.20        CleanUp Period.........................................31
      5.21        Investment Management Account..........................31
      5.22        Bank's Appointment as AttorneyinFact...................31
      5.23        Performance by Bank of Borrowers' Obligations..........33

VI.   CONDITIONS PRECEDENT...............................................33
      6.1         Conditions Precedent to Initial Advance................33
      6.2         Conditions Precedent to Additional Advances............35

VII.  EVENTS OF DEFAULT..................................................36
      7.1         Failure to Pay.........................................36
      7.2         False Representation or Warranty.......................36
      7.3         Failure to Perform.....................................37
      7.4         Cross Default..........................................37
      7.5         Default on other Indebtedness..........................37
      7.6         Petition; Appointment of Receiver......................37
      7.7         Judgments; Levys; Liens................................38
      7.8         ERISA..................................................38
      7.9         Liquidation or Dissolution.............................38
      7.10        Change in Condition....................................38

VIII. REMEDIES...........................................................39
      8.1         Acceleration Automatic.................................39
      8.2         Acceleration; Bank Discretion..........................39
      8.3         Proceeds held in Trust.................................39
      8.4         Set-Off; Sale..........................................40
      8.5         Bank Costs.............................................41

      8.6         Waivers................................................41

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      8.7         Possession; Receiver...................................41
      8.8         Other Remedies.........................................42

IX.   INDEMNIFICATION....................................................42
      9.1         Indemnification........................................42

X.    MISCELLANEOUS......................................................42
      10.1        Notice.................................................42
      10.2        No Waiver; Cumulative Remedies.........................43
      10.3        Survival of Agreements.................................43
      10.4        Amendment..............................................43
      10.5        Successors and Assigns.................................43
      10.6        Agreement and Other Loan Documents
                  Complementary..........................................43
      10.7        Bank's Relationship....................................44
      10.8        Participation..........................................44
      10.9        WAIVER OF TRIAL BY JURY................................44
      10.10       Severability...........................................44
      10.11       Counterparts...........................................44
      10.12       Governing Law; No Third Party Rights...................44
      10.13       Cross Default/Cross Collateral.........................44

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is dated October 22, 1997, and is by and among SEL-LEB MARKETING, INC., a New York corporation ("Sel-Leb"), having its principal executive office located at 495 River Street, Paterson, New Jersey 07524 and ALES SIGNATURE, LTD., a New York corporation ("ALES") having its principal executive office located at 495 River Street, Paterson, New Jersey 07524, (ALES and Sel-Leb each a "Borrower" and collectively the "Borrowers") and SUMMIT BANK, a state banking association organized under the laws of the State of New Jersey, having an office located at 250 Moore Street, 2nd Floor, Hackensack, New Jersey 07601 (the "Bank").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Sel-Leb owns ninety (90%) percent of the issued and outstanding shares of stock of ALES; and

         WHEREAS, the Borrowers have requested that the Bank make (i) a revolving loan in the principal amount of up to Two Million ($2,000,000) Dollars for working capital purposes (the "Revolving Loan") and (ii) a term loan in the principal amount of One Million ($1,000,000) Dollars for the purpose of purchasing certain Inventory, acquiring the rights to distribute the "Signature" Line of Cosmetics and for general working capital purposes (the "Term Loan"); and

         WHEREAS, the Bank is willing to make the Revolving Loan and the Term Loan upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         I.   DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following words and terms shall have the following meanings:

         (a) "Account Debtor" shall mean a Person obligated under or with respect to an Account Receivable.

         (b) "Accounts Receivable" shall mean, in addition to the definition of the term "accounts" contained in the Code, any and all obligations of any kind at any time due and/or owing to a Borrower (including any such obligation that might be characterized or classified under the Code as accounts, contract rights, chattel paper or otherwise), and all rights of a Borrower to receive payment or any other consideration whether arising from goods sold or leased by a Borrower or services rendered or otherwise, whether or not such right has been earned by performance, whether secured or unsecured, including, without limitation, invoices, contract rights, accounts receivable, notes, drafts, acceptances, instruments, refunds, including tax refunds, and all other debts, obligations and liabilities in whatever form owing to a Borrower from any Person, firm, governmental authority, corporation or any other entity, all security and guaranties therefor, all of a Borrower's rights in, to and under all purchase orders heretofore, now or hereafter received by a Borrower for goods or services, and all of a Borrower's rights to goods sold (whether delivered, undelivered, in transit or returned), which may be represented thereby, including all of a Borrower's rights as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation, whether now existing or hereafter arising, and all books, records, ledger cards and other tangible and intangible property pertaining to same (including printed copies of all computerized data, electronic machine-readable media of such data, and software owned or licensed (to the extent it can be freely assigned) by a Borrower).

         (c) "Affiliate" shall mean as to any specific Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specific Person, (ii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or is the beneficial owner of a 10% or more interest in the capital profits of the specified Person,

(iii) any Person of which the specified Person is directly or indirectly the beneficial owner of 10% or more of any class of equity securities or any Person of which the specified Person is the beneficial owner of a 10% or more interest in the capital and profits, or (iv) any member of the immediate family of the specified Person.

         (d) "Agreement" shall mean this Loan and Security Agreement together with any and all exhibits, schedules, amendments, modifications or supplements hereto.

         (e) "Bank" shall mean Summit Bank, a state banking association organized under the laws of the State of New Jersey.

         (f) "Bank Costs" shall mean all taxes and insurance premiums of every kind and nature of a Borrower paid by the Bank; all filing, recording, publication, and search fees incurred in connection with and relating to a Borrower paid by the Bank; all out-of-pocket costs incurred and sums expended by the Bank, with or without suit, to correct any default, to make advances of principal and interest or payments to prior secured parties, to enforce any right or remedy of the Bank, or in connection with any other provision of any Loan Document, including, without limitation, any out-of-pocket costs incurred by the Bank with respect to any other lender in connection with the Loan Documents and the transactions contemplated thereby; all out-of-pocket costs incurred and sums expended in gaining possession of, inspection of, maintaining, handling, preserving, repairing, renovating, storing, shipping, finishing, selling, preparing for sale, and advertising to sell the Collateral, whether or not a sale is consummated; out-of-pocket costs of using, operating, controlling and managing the Collateral including but not limited to rental and licensing costs; out-of-pocket costs of collecting and receiving rent, income, revenue, earnings, issues and profits of the Collateral; out-of-pocket costs of suit incurred by the Bank in enforcing or defending this Agreement or any other Loan Document or any portion thereof; all out-of-pocket costs and expenses including appraisal, accounting, consulting and attorneys' fees and expenses incurred by the Bank in preparing, reviewing, enforcing, amending, modifying, administering, defending or otherwise concerning this Agreement or any other Loan Document or any portion hereof or thereof; and whether or not suit is brought, all out-of-pocket costs of arbitration and insolvency proceedings.

         (g) "Borrowing Base" shall mean at any time, an amount equal to the sum of:

              (i) (A) Eighty (80%) percent of Eligible Accounts Receivable, plus

                  (B) Thirty-Five (35%) percent of Eligible Inventory, up to a maximum of the lesser of: (1) One Million Five Hundred Thousand ($1,500,000) Dollars or (2) an amount equal to eighty (80%) percent of Eligible Accounts

Receivable (provided, however, that (X) subsection 1.1(g)(i)(B)(2) shall not apply during the three month period from and after the Signature Line Inventory Purchase Date and during such period subsection 1.1(g)(i)(B)(1) shall be controlling) and (Y) at no time shall ALES' Eligible Inventory exceed Three Hundred Fifty Thousand ($350,000) Dollars; less

              (ii) the outstanding principal balance of the Term Note.

         (h) "Borrowing Base Certificate" shall mean a full and complete certificate in the form attached hereto as Exhibit 1.1(h), prepared by each Borrower certified as true and correct by such Borrower's President or Chief Financial Officer.

         (i) "Business Day" shall mean any day other than a Saturday, Sunday or other day on which State or federally chartered banks in the State of New Jersey are authorized to close.

         (j) "Code" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

         (k) "Collateral" shall have the meaning ascribed to such term in
Section 3.1 hereof.

         (l) "Collateral Proceeds Account" shall have the meaning ascribed to such term in Section 3.2 hereof.

         (m) "Default" shall mean any of the events specified in Article VII hereof which, with the passage of time, or giving of notice, or both, would constitute an Event of Default.

         (n) "Eligible Account Receivable" shall mean an Account Receivable that meets all of the following requirements on its date of invoice or other origination date and continuing thereafter until collected:

              (i) such Account Receivable represents a complete bona fide transaction which requires no further act under any circumstances on the part of a Borrower to make such Account Receivable payable by the Account Debtor;

              (ii) such Account Receivable shall not be unpaid more than ninety (90) days from its date of invoice or other origination date;

              (iii) if applicable, the goods, the sale of which gave rise to such Account Receivable, were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a progress basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no part of such goods has been returned or rejected; provided, however, that in the event any credit is granted by a Borrower, in the ordinary course of business, with respect to a portion of an Account Receivable, the amount of such Account Receivable which is not subject to such credit shall constitute an Eligible Account Receivable if the Account Receivable is otherwise an Eligible Account Receivable;


              (iv) such Account Receivable is not evidenced by chattel paper or an instrument of any kind;

              (v) the Account Debtor, with respect to such Account Receivable, is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, which might have a materially adverse effect on the business of such Account Debtor or is not, in the reasonable discretion of Bank, deemed ineligible for credit for any other reason;

              (vi) if such Account Receivable arises from the performance of services, such services have been fully rendered;

              (vii) such Account Receivable (or portion thereof determined under Article 1.1(n)(iii)) is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent, and no facts exist which are the basis for any future, offset or counterclaim or other defense on the part of such Account Debtor, including, without limitation, any account payable owing by the Borrower to such Account Debtor (collectively referred to as an "Offset Right") provided, however, that a portion of the amount of an Account Receivable from an Account Debtor which is not subject to an Offset Right shall constitute an Eligible Account Receivable if the Account Receivable is otherwise an Eligible Account Receivable;

              (viii) such Account Receivable shall be subject to a valid and perfected first priority security interest in favor of the Bank;

              (ix) such Account Receivable is evidenced by an invoice or other documentation in a form acceptable to the Bank;

              (x) such Account Receivable is not subject to any provision prohibiting its assignment or requiring notice of, or consent to, such assignment;

              (xi) if applicable, the goods giving rise to such Account Receivable were not, at the time of the sale thereof, subject to any Lien, except Permitted Liens;

              (xii) if the Account Debtor with respect thereto is the United States or any department, agency or instrumentality thereof, such Account Receivable shall have been assigned to the Bank in full compliance with all applicable laws and regulations, including the Assignment of Claims Act of 1940, as amended;

              (xiii) the Account Debtor with respect thereto is domiciled within the United States of America;

              (xiv) such Account Receivable does not arise out of any transaction with any Affiliate or subsidiary of a Borrower or any Person under common control of a Borrower;


              (xv) such Account Receivable is not due from an Account Debtor where more than fifty (50%) percent of the total Accounts Receivable from such Account Debtor are not Eligible Accounts Receivable;

              (xvi) only such portion of an otherwise Eligible Account Receivable that does not exceed twenty (20%) percent of the aggregate total of all of the Borrower's Accounts Receivable shall be an Eligible Account Receivable; and

              (xvii) such Account Receivable is otherwise satisfactory to the Bank in its sole discretion based upon the Bank's normal eligibility requirements.

         (o) "Eligible Inventory" shall mean Inventory which is:

              (i)    located on the Premises;

              (ii) owned by a Borrower and not purchased or acquired on a consignment, approval or sale or return basis;

              (iii) subject to a valid and perfected first priority security interest in favor of the Bank;

              (iv) fully and adequately insured, with the Bank named as an additional insured and first loss payee as provided herein;

              (v) not unsalable, damaged or obsolete as the Bank shall reasonably determine;

              (vi)   not classified as work in progress;

              (vii)  not cartons or packaging materials; and

              (viii) otherwise satisfactory to the Bank in its sole discretion based upon the Bank's normal eligibility requirements.

         (p) "Event of Default" shall mean any of the events specified in
Article VII hereof, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         (q) "Facility" shall mean the Line of Credit Loan and the Term Loan.

         (r) "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         (s) "Indebtedness" shall mean: (i) all items (other than capital stock, capital surplus, retained earnings and general contingencies) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date on which Indebtedness is to be determined; and (ii) whether or not so reflected, all indebtedness, obligations and liabilities, whether unsecured or secured by any Lien, and all capitalized lease obligations.

         (t) "Inventory" shall mean "inventory", as such term is defined in the Code and shall include, without limitation, all goods and other personal property of a Borrower, whether now owned or hereafter acquired or in which a Borrower now has or hereafter may acquire any right, title or interest, and wherever located, whether in transit or otherwise, held for sale or lease, or furnished or to be furnished under contracts for service, sale or lease, including all goods returned or reclaimed from customers, and all raw materials, work in process and materials owned by a Borrower and used or consumed or to be used or consumed in its business, or in the processing, packaging or shipping of the same, and all finished goods and all assets of a type classified as Inventory as reflected, in accordance with GAAP, on the financial statements of a Borrower.

         (u) "Letters of Credit" shall mean a collective reference to all documentary letters of credit and standby letters of credit issued by the Bank on account of a Borrower under the Line of Credit Loan.

         (v) "Lien" shall mean (i) any lien, judicial lien, assignment, charge, conditional sale or other title retention agreement, lease constituting a capital lease, hypothecation, mortgage, pledge, or other security interest, encumbrance or title retention agreement of any kind, whether legal or equitable, in respect of any property of a Person, or upon the income, rents or profits therefrom; (ii) any arrangement, express or implied, under which any property of a Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general unsecured creditors of such Person; (iii) any Indebtedness for wages or Indebtedness arising for any other reason which is unpaid more than thirty (30) days after the same shall have become due and payable and which, if unpaid, might, by
Section 507 of the Bankruptcy Code or any other law (whether or not the events or conditions (other than the existence of such Indebtedness or the initiation of legal proceedings available generally to unsecured creditors) set forth in such law have occurred or been satisfied), be given any priority whatsoever over general unsecured creditors of such Person; and (iv) the filing of, or any agreement to give, any financing statement under the Code or its equivalent of any jurisdiction.

         (w) "Line of Credit Loan" shall mean the loan described in Section 2.1 of this Agreement.

         (x) "Line of Credit Loan Maximum" shall mean Two Million ($2,000,000) Dollars.

         (y) "Line of Credit Loan Termination Date" shall mean May 31, 1998.

         (z) "Line of Credit Note" shall mean the Line of Credit Note substantially in the form of Exhibit 1.1(z) attached hereto and by this reference made a part hereof as fully as if set forth herein, and any promissory note in renewal thereof or substitution or replacement therefore.

         (aa) "Loan Documents" shall collectively mean this Agreement, the Line of Credit Note, the Term Note, the UCC-1 financing statements, and all other agreements, documents, instruments and certificates executed and delivered to the Bank in connection herewith and therewith, including, without limitation, an Environmental Indemnity Agreement in the form of Exhibit 1.l(aa) attached hereto.

         (bb) "Obligations" shall mean (i) any and all Indebtedness, obligations, letters of credit, including, liabilities and agreements of every kind and nature of the Borrowers, or either of them, to or with the Bank, or to or with any Affiliates of the Bank, or of any guarantor of a Borrower's Indebtedness, obligations, letters of credit, liabilities and agreements to or with the Bank, or to or with any Affiliates of the Bank now existing or hereafter arising, and now or hereafter contemplated, pursuant to this Agreement and/or any other Loan Document, or otherwise, whether in the form of refinancing, loans, guarantees, bankers' acceptances, foreign exchange contracts, options and letters of credit, interest, charges, expenses, fees (including, without limitation attorneys' fees) or otherwise, direct or indirect, (including, without limitation, any participation or interest of the Bank in any obligation of a Borrower to others) acquired outright, conditionally or as collateral security from another, absolute or contingent, joint and/or several, liquidated or unliquidated, due or not due, contractual or tortious, secured or unsecured, arising by operation of law or otherwise, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to the Bank by a Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by a Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, together with any extensions, renewals or modifications thereof; (ii) all obligations of a Borrower for any future advances made by the Bank to a Borrower whether or not evidenced by a promissory note and all obligations under any renewals, extensions or changes in form of, or substitutions for, any of said indebtedness, obligations or liabilities; (iii) all sums and charges to be paid to the Bank pursuant to this Agreement and the other Loan Documents, including, but not limited to Bank Costs; (iv) all interest and late changes on any of the foregoing; and (v) all obligations of a Borrower now or hereafter existing under this Agreement and the other Loan Documents.

         (cc) "Obligor" or "Obligors" shall refer singularly to a Borrower and together to the Borrowers.

         (dd) "Permitted Indebtedness" shall mean:

              (i)    Indebtedness owing to the Bank;


              (ii) Indebtedness incurred in favor of trade creditors in the ordinary course of business; and

              (iii) Indebtedness in respect of taxes, assessments, governmental charges, worker's compensation, levies and claims for labor, materials, supplies and rentals to the extent otherwise permitted under this Agreement to remain unpaid and undischarged.

         (ee) "Permitted Liens" shall mean:

              (i)    any Lien in favor of the Bank;

              (ii) Liens for taxes, assessments or governmental charges or levies not yet due or which are delinquent and which are being contested in good faith and by appropriate proceedings, promptly initiated and diligently conducted, for which reserves have been established in accordance with GAAP with respect thereto and as to which foreclosure, distraint, sale or other similar proceedings shall not have been commenced;

              (iii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue or which are being contested in good faith and by appropriate proceedings, promptly initiated and diligently conducted, for which reserves have been established in accordance with GAAP with respect thereto and as to which foreclosure, distraint, sale or other similar proceedings shall not have been commenced;

              (iv) pledges or deposits in connection with workers' compensation, workers' compensation insurance, unemployment insurance and other social security legislation;

              (v) deposits to secure the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; or

              (vi) Liens created by or existing from any litigation or legal proceeding; provided that the execution or other enforcement of such Liens is effectively stayed, the claims secured thereby are being actively contested in good faith by appropriate proceedings, adequate book reserves have been established in accordance with GAAP with respect thereto and no

Default or Event of Default arises or is created as a result thereof.

         (ff) "Person" shall mean any individual, corporation, partnership, limited liability company association, joint stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.


         (gg) "Premises" shall mean and refer to (i) 495 River Street, Paterson, New Jersey 07524 and (ii) 64 Genung Street, Middletown, New York 10940.

         (hh) "Prevailing Base Rate of Bank" means the fluctuating Prevailing Base Rate of interest established by Bank from time to time whether or not such rate shall be otherwise published. The Prevailing Base Rate is established for the convenience of Bank. It is not necessarily Bank's lowest rate. In the event that there should be a change in the Prevailing Base Rate of Bank, such change shall be effective on the date of such change without notice to Borrower. Any such change will not effect or alter any other terms or conditions of this Agreement or the other Loan Documents.

              (ii) "Proceeds" and "Products" shall have the meaning ascribed to such terms in the Code and shall include in any event (i) whatever is received upon any collection, exchange, sale or other disposition or refinancing of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash proceeds; (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Borrower from time to time with respect to any of the Collateral; (iii) any and all payments (in any form whatsoever) made or due and payable to a Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority); and (iv) any and all other amounts, from time to time, paid or payable under or in connection with any of the Collateral.

         (jj) "Asset Purchase Agreement" shall mean the Asset Purchase Agreement between ALES and SBC Corporation, Inc. for the purchase of the Signature Line Inventory and related tradenames and trademarks.

         (kk) "Signature Line Inventory Purchase Date" shall mean the date of ALES's initial purchase of the Signature Line Inventory.

         (ll) "Signature Line Inventory" shall mean any and all non-obsolete salable finished cosmetics and non-obsolete work-in-process bearing the related signature and trademarks.

         (mm) "Term Loan" shall mean the term loan described in
Section 2.4 of this Agreement.

         (nn) "Term Note" shall mean the promissory note substantially in the form of Exhibit 1.1(nn) attached hereto and by this reference made a part hereof as fully as if set forth herein, and any promissory note in renewal thereof or substitution or replacement therefore.

         1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meaning customarily given thereto in accordance with GAAP.

         1.3 Other Terms. Terms such as "accounts", "contract rights", "letters of credit", "advices", "confirmations", "instruments", "chattel paper",

"documents of title", and the like, shall, unless otherwise specifically defined herein, have the meanings applicable to them for the purposes of Article 9 (Secured Transactions) of the Uniform Commercial Code in force and effect in the State of New Jersey at the date of this Agreement.

         1.4 Entire Agreement. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement, unless otherwise specified.

         II.  FACILITY

         2.1 Line of Credit Loan. From time to time, during the period from the date all conditions precedent set forth in Article VI of this Agreement are satisfied in full until the Line of Credit Loan Termination Date, in the manner hereinafter set forth, the Borrowers may borrow, repay and reborrow from the Bank and, upon request of both Borrowers and upon the terms and conditions contained herein, the Bank shall lend and relend to the Borrowers a sum or sums or, subject to the limitations set forth below, issue Letters of Credit (the "Advances") which, when added to the outstanding principal amount of the Advances theretofore made pursuant to the Line of Credit Loan, will not exceed in the aggregate, at any time, the lesser of: (i) the Line of Credit Loan Maximum; or (ii) the Borrowing Base. The proceeds of each Advance under the Line of Credit Loan shall only be used for general working capital purposes of the Borrowers. In addition, upon request of both Borrowers to the Bank, the Borrowers may request Advances, within the limits set forth above, in the form of Letters of Credit; provided, however, that: (x) Borrowers shall not be permitted to request Letters of Credit if the aggregate undrawn amount of Letters of Credit outstanding shall exceed Three Hundred Thousand ($300,000) Dollars and (y) such letters of credit must be applied for and issued in accordance with the Bank's standard terms and conditions. The Bank shall not be obligated to make any Advances unless all of the conditions set forth in Article VI are satisfied in full, as of the date of each Advance.

         2.2 Procedure for Borrowings under the Line of Credit Loan. Each Advance shall be made upon prior written notice from the Borrowers to the Bank (which notice shall be received by the Bank prior to 11:00 a.m. with respect to any Advance to be made on the same date). Such notice shall include (i) the principal amount of the Advance, (ii) the requested borrowing date, (iii) the type of the Advance, (iv) in the case of Letters of Credit, a completed and fully executed application for Letter of Credit on a form prescribed by the Bank from time to time to customers of the Bank and (v) fulfillment of the conditions precedent set forth in Article VI. Provided all of the terms, conditions and provisions of this Agreement and the other Loan Documents are satisfied by the Borrowers, the Bank shall make the requested Advance to the Borrowers, in the case of an Advance which is not a Letter of Credit, in immediately available funds, by depositing said funds in the Borrowers' demand deposit account maintained with the Bank.


         2.3 Line of Credit Note; Payment in Full. The Indebtedness of the Borrowers to the Bank with respect to the Advances made, from time to time, hereunder shall be evidenced by the Line of Credit Note, made payable to the Bank, dated the date of execution thereof, signed by the Borrowers, on a joint and several basis, completed in accordance with Paragraph 2.6 below and delivered to the Bank concurrently with, and as a condition precedent to, the making of the first Advance. The Line of Credit Note shall be paid in full by the Borrowers to the Bank on the Line of Credit Loan Termination Date.

         2.4  Term Loan. On the date all conditions precedent set forth in
Article VI of this Agreement are satisfied in full, the Borrowers shall borrow from the Bank, and the Bank shall lend to the Borrowers, a sum in the principal amount of One Million ($1,000,000) Dollars (the "Term Loan"). The Term Loan shall be repaid by the Borrowers in accordance with the terms of the Term Note. The proceeds of the Term Loan shall be used exclusively to satisfy ALES' obligations under the Asset Purchase Agreement; provided, however, to the extent there are any excess proceeds of the Term Loan remaining after satisfaction of the obligations set forth above, such excess shall be used by the Borrowers for general working capital purposes. The Bank shall not be obligated to make the Term Loan unless all of the conditions set forth in Article VI are satisfied as of the date the Term Loan is to be made. The Borrowers shall not have the right to reborrow any amounts repaid under the Term Note.

         2.5 Term Note. The Term Loan shall be evidenced by the Term Note, dated the date of execution thereof, executed by the Borrowers, on a joint and several basis, completed in accordance with Paragraph 2.6 below and delivered to the Bank concurrently with, and as a condition precedent to, the making of the Term Loan.

         2.6 Interest Rates. The Line of Credit Note shall bear interest from the date thereof on the outstanding daily principal amount thereof, which interest shall be payable on the first day of the first month following the date of the Line of Credit Note and on the first day of each and every month thereafter and upon payment of the Line of Credit Note in full, at a fluctuating rate per annum equal to the Prevailing Base Rate. The Term Note shall bear interest from the date thereof on the outstanding principal balance thereof, which interest shall be payable on the first day of the first month following the date of the Term Note and on the first day of each and every month thereafter and upon payment of the Term Note in full, at a fluctuating rate per annum equal to the Prevailing Base Rate plus one-quarter of one (.25%) percent. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed, unless prohibited by law. The rate of interest on the Line of Credit Note and the Term Note shall be adjusted automatically as of the opening of business on each day on which any change in the Prevailing Base Rate is announced by the Bank at its principal office.

         2.7 Letter of Credit Fees. The Borrowers shall pay to the Bank, on or before the issuance date of each Letter of Credit the customary fees and charges as are required by the Bank in accordance with its general practice relating to the issuance, maintenance, transfer and payment of Letters of Credit.


         2.8 Optional Prepayment of Line of Credit Note and Term Note. The Borrowers shall have the right to prepay, in whole or in part and without premium or penalty, the Line of Credit Note and/or the Term Note at any time and from time to time.

         2.9 Mandatory Prepayment of Line of Credit Note. If at any time and for whatever reason the sum of the aggregate outstanding principal amount of Advances hereunder exceeds the lesser of the Line of Credit Loan Maximum or the Borrowing Base, then such excess, together with accrued interest thereon, shall be immediately due and payable.

         2.10 Submission of Reports. The Borrowers shall each submit to the Bank on a monthly basis a Borrowing Base Certificate and an Accounts Receivable listing and aging report.

         2.11 Method of Payment. The Borrowers shall make each payment to be made by it hereunder and under the Line of Credit Note and the Term Note (including, without limitation, all principal, interest and optional and mandatory prepayments and fees), without set-off or counterclaim, not later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America and in immediately available funds to the Bank at its principal office set forth on the first page of this Agreement.

         2.12 Reimbursement Obligation. The Borrowers absolutely, irrevocably and unconditionally agrees to pay to the Bank an amount equal to, and in reimbursement for, each amount which the Bank pays under any Letters of Credit on or before the earlier of: (a) the date specified for payment, if any, of such amount by the Bank in the Letters of Credit or (b) the actual date of payment by the Bank of such amount. The Borrowers hereby authorize the Bank to make from time to time, pursuant to Section 2.2 above, one or more Advances in an amount equal to the Borrowers' reimbursement obligation as set forth herein and to distribute such Advance to the Bank to be applied to payment of such reimbursement obligation. The Borrowers expressly agree that all Advances so made shall be deemed to have been requested by it and direct that all proceeds thereof shall be applied to payment of such reimbursement obligation as aforesaid.

         2.13 Method of Payment. The Borrowers agree to indemnify and save harmless the Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Bank may incur or be subject to as a consequence, directly or indirectly, of the issuance of any Letters of Credit or any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Bank from paying any amount under any Letters of Credit. In furtherance and not in limitation of the foregoing, the obligations of the Borrowers hereunder shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof under all circumstances, including, without limitation, any of the following circumstances:


              (a) any lack of validity or enforceability of any Letters of Credit or any agreement or instrument relating thereto;

              (b) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against the beneficiary or any transferee of any Letters of Credit;

              (c) any draft, certificate, or other document presented under any Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (d) any lack of validity, effectiveness, or sufficiency or any instrument transferring or assigning or purporting to transfer or assign any Letters of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

              (e) any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under any Letters of Credit or of the proceeds thereof;

              (f) any failure of the beneficiary of a Letter of Credit to strictly comply with the conditions required in order to draw upon any Letters of Credit;

              (g) any misapplication by the beneficiary of any Letters of Credit of the proceeds of any drawing under such Letters of Credit; or

              (h) any other circumstance or happening whatsoever, whether or not similar to the foregoing;

              Provided, however, that notwithstanding the foregoing, the Bank shall not be relieved of any liability it may otherwise have as a result of its gross negligence, willful misconduct or wrongful refusal to honor any Letters of Credit.

         2.14 Method of Payment. The Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce, shall in all respects be deemed a part of this Agreement as if set forth at length herein and shall apply to the Letters of Credit.

         2.15 Business Day. Whenever any payment hereunder or under the Line of Credit Note or the Term Note shall be stated as due on any day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day and interest and all other fees shall accrue during such extension.

         2.16 Automatic Charge. Without in any way limiting any right of offset, counterclaim or banker's lien which the Bank may otherwise have at law, the Borrowers hereby irrevocably authorize and direct the Bank, if and to the extent payment of any amount due hereunder is not otherwise made on any day when due, to charge against any of the Borrowers' joint or single account or accounts at the Bank, an amount or amounts equal in the aggregate to such aforesaid sums as are due and payable from time to time to the Bank.

         2.17 Increased Costs. If as the result of any enactment or issuance of, or any change in, any law or regulation, or in the interpretation thereof by any court or administrative or governmental authority having jurisdiction thereto, there shall be any increase in the cost of the Bank of agreeing to make or making available the Facility, including without limitation, any increase in cost arising from the imposition or modification of any reserve, special deposit or other requirement or arising from any increase in capital required to be maintained by the Bank, then the Borrowers shall from time to time, upon demand by the Bank, pay to the Bank such additional amount as may be necessary to reimburse the Bank for such increased cost. In any such case of increased cost, the Bank shall provide the Borrowers with a detailed certificate setting forth the amount of such increased cost and the calculation thereof, which certificate shall be conclusive and binding for all purposes, absent manifest error.

         2.18 Termination. The obligation of the Bank to make any Advance hereunder may be terminated:

              (a) by the Bank at any time after the occurrence of an Event of Default;

              (b) by the Bank on the Line of Credit Loan Termination Date of the Line of Credit Loan;

              (c) by the Bank if all conditions precedent set forth in Article


VI are not satisfied in full on or before October 31, 1997; or

              (d) by Borrowers at any time upon 30 days' prior written notice to the Bank.

         Borrowers acknowledge that the Bank has no obligation to renew the Line of Credit Loan beyond the Line of Credit Loan Termination Date regardless of the financial condition of the Borrowers at such time.

         2.19 Audit Fees. The Borrowers agree to reimburse the Bank for all Bank Costs associated with the Bank's audits of each Borrower's books and records as more fully set forth, required and permitted pursuant to this Agreement, including, without limitation, any audit conducted pursuant to Section 5.7 of this Agreement. So long as there is no adverse change in a Borrower's financial position, as determined by the Bank in its sole discretion, and no Default or Event of Default exists, then (a) the Bank shall not conduct more than one such audit a year and (b) the cost of each such audit of a Borrower shall not exceed $3,000.


         2.20 Late Payment Fee. If the Borrowers fail to make any payments of any amounts due to the Bank under the Loan Documents within ten (10) days after the date when due, then the Borrowers shall pay to the Bank, to the extent permitted by law, a late payment fee on all amounts overdue equal to five (5%) percent of the overdue payment (but in no event less than $25.00 nor more than $2,500.00). Any such late charge assessed is immediately due and payable.

         2.21 Bank Fee. In consideration for the Bank's making the Term Loan to the Borrowers, the Borrowers are concurrently herewith paying to the Bank a fee in the amount of Five Thousand ($5,000) Dollars.

         III. SECURITY INTEREST

         3.1  Grant of Security Interest.

              (a) As general and continuing collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations and in order to induce the Bank to enter into this Agreement and, among other things, make the Advances and the Term Loan as provided herein, each Borrower hereby, assigns, conveys, mortgages, pledges, hypothecates, transfers and grants to the Bank a security interest in and first lien (except for Permitted Liens) on all of the Borrower's right, title and interest in and to all of the Borrower's following assets, whether now owned or hereafter acquired (all of which being hereinafter collectively called the "Collateral"):

                   (i) all Accounts Receivable;

                   (ii) all Inventory;

                   (iii) the Collateral Proceeds Account;

                   (iv) any and all moneys, securities, drafts, notes, and other property of any kind of a Borrower, now or hereafter held or received by or in transit to the Bank from or for a Borrower (including, without limitation, all moneys held or deposited in any lock box maintained at any office of the Bank), or which may now or hereafter be in the possession of the Bank, or as to which the Bank may now or hereafter be in the control or possession of, by documents of title or otherwise, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any and all deposits, general or special, balances, sums, proceeds and credits of the Borrower, and all rights and remedies which a Borrower might exercise with respect to any of the foregoing but for this Agreement; and

                   (v) all Proceeds and Products of the foregoing.

              (b) All Collateral heretofore, herein or hereafter given or granted to the Bank by the Borrowers shall secure payment of all of the

Obligations. The Bank shall be under no obligation to proceed against any or all of the Collateral before proceeding directly against either or both of the Borrowers. The

Bank shall be under no obligation to proceed against both Borrowers before proceeding against one Borrower.

         3.2 Rights of the Bank.

              (a) Each Borrower is authorized to collect amounts owing to such Borrower with respect to the Collateral, provided that the Bank may, at any time curtail or terminate said authority upon prior written notice. Any Proceeds, when collected by a Borrower, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever, or other documents, received as payment in respect of any Collateral, shall, at the option of the Bank upon serving written notice to the Borrower, be promptly deposited by the Borrower in precisely the form received, except for endorsement when required, in a special bank account maintained by the Bank (the "Collateral Proceeds Account"), subject to withdrawal as hereinafter provided, and until so turned over, shall be deemed to be held in trust by the Borrower for and as the Bank's property and shall not be commingled with any of the Borrower's other funds. Such Proceeds, when deposited, shall continue to be Collateral for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. In the event the Bank elects to require a Collateral Proceeds Account, on every Business Day, the Bank shall apply all or any part of the funds on deposit in the Collateral Proceeds Account on account of the principal of and/or interest on the Line of Credit Note and/or the Term Note. For purposes of the preceding sentence, funds shall be deemed on deposit in the Collateral Proceeds Account on the third Business Day after the actual date of deposit of said funds in the Collateral Proceeds Account. The Borrowers shall pay to the Bank a fee on the Collateral Proceeds Account in an amount equal to three (3) days of interest expense on all amounts on deposit in the Collateral Proceeds Account at a fluctuating rate equal to the interest rate set forth in the Line of Credit Note. Such fee shall be payable on the fifteenth (15th) day of each month.

              (b) The Bank may at any time following the occurrence of an Event of Default, notify Account Debtors to the effect that the Accounts Receivable have been assigned to the Bank and that payments shall be made directly to the Collateral Proceeds Account or as the Bank shall otherwise direct. Upon the request of the Bank at any time following the occurrence of an Event of Default, the Borrowers will so notify such Account Debtors and will indicate on all bills that payments shall be made directly to the Collateral Proceeds Account or as the Bank shall otherwise direct. The Bank may, in its own name or in the name of others, communicate with Account Debtors in order to verify with them, to the Bank's satisfaction, the existence, amount and terms of any Accounts Receivable.

              (c)  The Bank shall have the right to make test verifications of the Accounts Receivable in any manner and through any medium that it considers advisable, and the Borrowers agree to furnish all such assistance and information as the Bank may require in connection therewith.

              (d) Without limiting any of the foregoing, at the option of the Bank upon serving written notice to the Borrowers, each Borrower agrees to establish a lock-box at the Bank in accordance with the Bank's customary procedures which shall include each Borrower entering into a lock-box agreement in favor of the Bank.

              (e) The Bank agrees to release the Collateral promptly upon satisfaction of each of the following: (i) the receipt by the Bank of a written request therefor from each Borrower; (ii) payment in full of all Obligations;
(iii) the termination of the Bank's obligation to make any Advances hereunder as provided in Section 2.1 hereof; and (iv) the payment by the Borrowers of all reasonable costs and expenses incurred by the Bank in connection with such release of the Collateral.

         IV.  REPRESENTATIONS AND WARRANTIES.

         In order to induce the Bank to enter into this Agreement and, among other things, make the Facility available and make the Advances and Term Loan as provided herein, the Borrowers hereby, jointly and severally, represent, warrant and agree that:

         4.1 Organization; Power; Qualification. Each Borrower: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; (ii) has the full power and authority to own and operate its properties and assets and to carry on the business now conducted by it; and (iii) is qualified or authorized to do business and is in good standing in the State of New Jersey and all other jurisdictions wherein the character of the property owned or the nature of the business conducted by it makes such qualification or authorization necessary.

         4.2 Authorization of Agreement. Each Borrower has full power and authority to execute, deliver and perform any action which may be necessary or advisable to carry out the terms of the Loan Documents; and each Loan Document to which the Borrower is a party has been duly authorized, executed and delivered by each Borrower and is the legal, valid and binding obligation of each Borrower enforceable in accordance with its terms.

         4.3 No Legal Bar. The execution, delivery and performance of the Loan Documents will not: (a) violate any provision of any existing law, statute, rule, regulation or ordinance; (b) conflict with, result in a breach of or constitute a default under (i) the certificate of incorporation or by-laws of either Borrower; (ii) any order, judgment, award or decree of any court, governmental authority, bureau or agency; or (iii) any mortgage, lease, material contract or other material agreement or undertaking to which either Borrower is a party or by which either Borrower or any of its properties or assets may be bound; or (c) result in the creation or imposition of any Lien upon or with respect to any property or asset now or hereafter acquired by either Borrower, other than the Liens created by the Loan Documents.

         4.4 Consent. No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any Person is required in connection with the execution, delivery, performance or validity of the Loan Documents or the transactions contemplated thereby, other than filing or recordation of financing statements, mortgages and like documents in connection with the Liens being granted in favor of the Bank.

         4.5 Compliance With Law. Neither Borrower is in violation of any applicable law, rule, regulation, statute, ordinance, or any order, judgment, award or decree of any court, governmental authority, bureau or agency, the violation of which might have a materially adverse effect on its business, assets, liabilities, financial condition, results of operation or business prospects.

         4.6 Title to Properties and Assets; Liens. Sel-Leb has good, marketable and legal title to, the properties and assets as reflected on the balance sheet of Sel-Leb as of March 31, 1997, delivered to the Bank, except such properties or assets as have been disposed of by Sel-Leb subsequent to the date thereof in the ordinary course of business. All of said properties and assets are in good working order. The Borrowers do not own, or have any interest in, any real property other than a leaseholder interest in the offices set forth in Exhibit 4.15 attached hereto. Except for financing statements naming the Bank as secured party and those financing statements set forth on Exhibit 4.6 attached hereto, no financing statement under the Code, is in effect in any jurisdiction, which names a Borrower as debtor and the Borrowers have not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement in any such jurisdiction.

         4.7 No Default. Neither Borrower is in default in the payment or performance of any of its obligations or in the performance of any mortgage, indenture, lease, contract or other agreement or undertaking to which it is a party or by which it or any of its properties or assets may be bound, which default may materially affect its business, assets, liabilities, results of operations or financial condition, and no Default or Event of

Default has occurred and is continuing. Neither Borrower is in default under any order, award or decree of any court, arbitrator, or governmental authority binding upon or affecting it or by which any of their properties or assets may be bound or affected, and no such order, award or decree, if any, materially and adversely affects the ability of the Borrower to carry on business as presently conducted or to perform its obligations under the Loan Documents.

         4.8 No Litigation. No litigation, investigation or proceeding of or before any court, arbitrator or governmental authority is currently pending, nor, to the knowledge of the Borrowers, is threatened, against either of the Borrowers or any of its properties and revenues, which, if adversely determined, would materially and adversely affect its business, operations, financial condition or results of operations.

         4.9 No Burdensome Restrictions. Neither Borrower is a party to, or bound by, any contract or agreement or instrument nor subject to any restriction materially and adversely affecting its business, operations, properties or financial or other condition.

         4.10 Tax Returns and Payments. All federal, state and other tax returns of each Borrower required by law to be filed have been duly filed or extensions obtained, and all federal, state and other taxes, assessments and governmental charges or levies upon a Borrower or any of its properties, income, profits or assets which are due and payable have been paid or provided for, except for such taxes and assessments which a Borrower is disputing in good faith and for which a Borrower has established adequate reserves on its books for the payment of such disputed taxes or assessments in accordance with GAAP.

         4.11 Financial Statements. Sel-Leb has furnished to the Bank copies of its balance sheets as of December 31, 1996 and the related statements of income and retained earnings and cash flows for the years then ended, as certified by Goldstein, Golub, Kessler & Co., along with Goldstein, Golub, Kessler & Co., interim financial statements prepared by such Borrower. Such financial statements are true, correct and complete in all material respects and reflect all material direct and contingent liabilities of every kind and fairly present the financial position and results of operations of such Borrower on the dates and for the periods then ended, in accordance with GAAP, consistently applied throughout the periods involved.

         4.12 No Adverse Changes. Since March 31, 1997, no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of Sel-Leb, and no event has occurred or failed to occur which has had or is likely to have a material adverse effect on the business, assets, liabilities, financial condition, results of operations or business prospects of either Borrower.

         4.13 ERISA.

              (a) The Borrowers are in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all regulations issued thereunder; and

              (b) No "employee benefit plan", as defined in Section 3 of ERISA, maintained and administered by the Borrower (and including any multi-employer plan in which a Borrower participates but does not administer), as from time to time in effect (the "Plans"), nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction", as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, which could subject a Borrower, any Plan or any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by said Section

4975. Neither any of the Plans nor any such trusts have been terminated, nor has there been any "reportable event", as defined in Section 4043 of ERISA, or "accumulated funding deficiency", as defined in Section 4971 of the Internal Revenue Code of 1986, as amended. Neither Borrower has incurred any liability to the Pension Benefit Guaranty Corporation.

         4.14 Federal Reserve Regulations. Neither Borrower has engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System). No part of any of the Facility hereunder shall be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         4.15 Collateral.

              (a) Each Borrower is (or, in the case of after acquired property, will be) the sole owner of each item of Collateral, as the case may be, and has good and marketable title thereto, free and clear of any and all Liens except for Permitted Liens.

              (b) No security agreement, financing statement, mortgage, deed of trust, equivalent security or instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except for Permitted Liens.

              (c) This Agreement constitutes a valid and continuing first lien on, and first perfected security interest in, the Collateral in favor of the Bank, prior to all other liens, encumbrances, security interests and rights of others (except for Permitted Liens), and is enforceable as such or against creditors of and purchasers from the Borrowers. All action necessary or desirable to protect and perfect such security interest in each item of Collateral has been duly taken.

              (d) Exhibit 4.15 attached hereto and by this reference made a part hereof, sets forth the location of each Borrower's places of business.
Exhibit 4.15 also sets forth the place where records concerning each Borrower's Collateral is kept. Exhibit 4.15 also sets forth the various locations at which any Collateral may be found (except for items in transit), including any Inventory which may be held on consignment or under any field warehousing arrangement. Exhibit 4.15 further sets forth whether any of such locations are owned by a Borrower or leased from any other Person, and if leased, the name and address of the lessor thereunder.

              (e) Neither Borrower has not within the past six (6) months, and does not presently, conduct any business under, or use, any trade name, alternate name or fictitious name in any manner.

              (f) Each Account Receivable is a bona fide, valid and legally enforceable obligation of the Account Debtor in respect thereof and does not represent a sale on consignment, sale or return, or other similar understanding, and no facts exist which are the basis for any future offset or counterclaim or other defense on the part of such Account Debtor, including, without limitation, any account payable owing by a Borrower to such Account Debtor, nor will any of the foregoing, whether or not arising in the ordinary course of business, have a material and adverse effect on the business, financial condition or results of operations of a Borrower or the aggregate value of the Eligible Accounts Receivable. The amount represented by the Borrowers to the Bank as owing by each Account Debtor in respect of the Accounts Receivable is the correct amount actually and unconditionally owing by such Account Debtor thereunder.

         4.16 Accuracy and Completeness of Information. All information, reports and other papers and data furnished to the Bank were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or statement made to the Bank in connection with the negotiation, preparation or execution of the Loan Documents contains or will contain any untrue statement of fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. No fact is known to a Borrower which has had, or may in the future have, a material adverse effect upon the Borrowers' business, assets, liabilities, condition, financial or otherwise, or results of operations, that has not been set forth in the financial statements furnished to the Bank or other reports or other papers or data otherwise disclosed in writing to the Bank.

         V.   COVENANTS

         The Borrowers, jointly and severally, covenant and agree that until all the Obligations have been satisfied and paid in full, the Borrowers will comply with the following covenants:

         5.1 Preservation of Existence. The Borrowers will do or cause to be done all things necessary to preserve and maintain in full force and effect their corporate existence and all contracts, rights, licenses, permits, franchises and trade names, which in its judgment are necessary or useful to the proper conduct of its business and shall qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         5.2 Nature of Business. The Borrowers will continue to be engaged only in the business of distributing and marketing consumer merchandise.

         5.3 Compliance with Laws. The Borrowers will comply with all laws, ordinances, governmental rules and regulations to which it or its properties or assets are, or might become subject, including but not limited to all environmental law rules and regulations (unless the same shall be contested in good faith and by appropriate proceedings and such contest shall operate to stay any such noncompliance), the noncompliance with which might interfere with the performance of its obligations under the Loan Documents or with the proper conduct of its business.


         5.4 Maintenance of Properties. The Borrowers will maintain or cause to be maintained in working order and good condition, ordinary wear and tear excepted, all of its assets and properties which are material to the conduct of its business, and from time to time, make or cause to be made all necessary repairs, replacements, additions, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         5.5 Accounting Methods. The Borrowers will maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP, make provision in its accounts in accordance with GAAP for reserves for depreciation, obsolescence and amortization and all other proper reserves and accruals which in accordance with GAAP should be established.

         5.6 Payment of Taxes and Claims. The Borrowers will pay and discharge promptly: (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties or assets before the same shall become delinquent; (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords, and other similar persons for labor, materials, supplies and rentals which, if unpaid, might by law become a Lien or charge upon its property; and (c) all of its Indebtedness and other obligations of whatever nature when due (subject, where applicable, to grace periods, normal credit terms and to other forbearance in the ordinary course of business); provided, however, that none of the foregoing need be paid while being contested in good faith and by appropriate proceedings, so long as adequate book reserves have been established in accordance with GAAP with respect thereto.

         5.7 Visits and Inspection; Audits. The Borrowers will permit the Bank and its agents and representatives, during business hours to: (a) visit and inspect their properties; (b) inspect and make extracts from their books and records; (c) discuss with its principal officers, employees and independent public accountants any and all matters with respect to their business, assets, liabilities, financial condition, results of operations and business prospects; and (d) audit all their Accounts Receivable, general ledgers, Inventory, and corporate records.

         5.8 Information Covenants. The Borrowers will furnish the following information to the Bank (which shall be in such form and in such detail as shall be satisfactory to the Bank):

              (a)  As soon as practicable, and, in any case, within forty-five
(45) days after the last day of the third, sixth and ninth month of each fiscal year of each Borrower, a balance sheet of each Borrower as at the end of such month and the related statement of income and retained earnings of each Borrower for the elapsed portion of the fiscal year ended with the last day of such month, setting forth in comparative form the elapsed portion of the fiscal figures for the corresponding periods of the previous fiscal year, which shall be certified by the chief financial officer of such Borrower, on such form as is customarily required by the Bank, which shall set forth in his or her opinion, as presenting fairly in accordance with GAAP, the financial position for such period and for the elapsed portion of the fiscal year ended with the last day of such period, subject only to normal year-end auditing adjustments;

              (b) As soon as practicable, and, in any case, within ninety (90) days after the end of each fiscal year of each Borrower a balance sheet for such Borrower as of the end of such fiscal year and the related statements of income, retained earnings and cash flows for such Borrower for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, audited by Goldstein, Golub, Kessler & Co., or other independent certified public accountants reasonably satisfactory to the Bank;

              (c) At the time the financial statements and reports are furnished pursuant to Subsections 5.8 (a) and (b) above, each Borrower shall also furnish a statement attestation certificate in the form attached hereto as
Exhibit 5.8(c) and stating that no event has occurred which constitutes a Default or an Event of Default under any of the Loan Documents or if such an event has occurred, disclosing each such event or failure and its nature, when it occurred, whether it is continuing and the steps being taken by such Borrower with respect to such event or failure.

              (d) Within five (5) days of the end of each month (A) an Accounts Receivable listing and aging report (with progress billings, foreign accounts receivable, maintenance billings, test and evaluation billings and governmental receivables broken out), (B) an Inventory listing and (C) a Borrowing Base Certificate.

              (e) From time to time and promptly upon each request, such existing reports and other information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of each Borrower as the Bank may reasonably request including, but not limited to, copies of each Borrower's filed tax returns, machinery and equipment appraisals, real property appraisals, environmental assessments and reports, invoices, bills of lading and shipping documents;

              (f)  Prompt notice of:

                   (i) the commencement of any proceeding or investigation by or before any governmental body and any action or proceeding in any court or before any arbitrator against or in any other way relating adversely to a Borrower or any of its properties, assets or business, which, if adversely determined, would singly or when aggregated with all other proceedings, investigations or actions, materially and adversely affect the business, results of operations or financial condition of a Borrower;

                   (ii) any notice received from any administrative official or agency relating to any order, ruling, statute or other law or information which would materially and adversely affect the operations of each Borrower;

                   (iii) any amendment of the certificate of incorporation or by-laws of each Borrower;

                   (iv) any material adverse change with respect to the business, assets, liabilities, financial condition, business prospects or results of operations of each Borrower; and

                   (v) any Default or Event of Default hereunder or any event of default under any other material agreement to which of a Borrower is a party or by which any of its properties may be bound;

              (g) As soon as possible, and, in any event, within thirty (30) days after any executive officer of a Borrower knows or has reason to know that any reportable event (as defined in Section 4043 of ERISA) with respect to any Plan has occurred, a statement of the chief financial officer setting forth details as to such reportable event and the action that a Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation;

              (h) Promptly after receipt thereof, a copy of any notice a Borrower may receive from the Pension Benefit Guaranty Corporation relating to their intention to terminate any Plan or to appoint a trustee to administer any Plan;

              (i) As soon as available, but in any event within one hundred twenty (120) days after the close of its fiscal year, a copy of Sel-Leb's complete 10-K Report filed with the Securities and Exchange Commission;

              (j) As soon as available, but in any event within sixty (60) days after the end of each quarterly fiscal period of Sel-Leb, a copy of Sel-Leb's complete 10-Q Report filed with the Securities and Exchange Commission; and

              (k) As soon as available, but in any case within five (5) days of filing, copies of any other reports or statements required to be filed with the Securities and Exchange Commission.

         5.9 Accuracy and Completeness of Information. Each Borrower covenants that all information, reports, statements, and other papers and data furnished to the Bank pursuant to any provision or term of any of the Loan Documents shall be, at the time the same is so furnished, complete and correct in all material respects.

         5.10 Insurance. (a) Each Borrower will maintain with financially sound and reputable insurance companies, insurance policies: (i) insuring the Collateral against loss by fire, explosion, vandalism, malicious mischief, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses;
(ii) insuring such Borrower and the Bank against liability for personal injury and property damage relating to the Collateral; and (iii) providing for business interruption coverage, such policies to be in such form and in such amounts and coverage as may be reasonably satisfactory to the Bank, with losses payable to the Bank as additional insured, mortgagee and as lender loss payee, as its interest may appear under standard non-contributory "mortgagee", "lender" or "secured party" clauses. A Borrower shall, if so requested by the Bank, deliver to the Bank, as often as the Bank may reasonably request, a report of a reputable insurance broker with respect to the insurance on the Collateral. All insurance with respect to the Collateral shall: (i) provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Bank of written notice thereof; and (ii) be reasonably satisfactory in all material respects to the Bank. In the event of a partial or total destruction of any of the Collateral by fire or other insured casualty, the Bank shall not unreasonably withhold any such insurance proceeds received by the Bank, provided, that such Borrower is in compliance with all the terms and conditions of the Loan Documents and provided further that any such insurance proceeds released by the Bank to a Borrower shall be used solely for the purchase or replacement of Collateral. In the event that a Borrower is not in compliance with all the terms and conditions of the Loan Documents or if any of the insurance proceeds released to a Borrower are used for any other purpose other then as set forth above, then at the option of the Bank, the remaining insurance proceeds may be utilized by the Bank to reduce the Obligations.

              (b) The Borrowers shall give the Bank prompt notice of any and all insurance claims made by a Borrower with respect to the Collateral which are in excess of twenty-five thousand ($25,000) dollars and are in dispute or unpaid, unless such dispute is resolved or such claim is paid within thirty (30) days of the date of the claim.

         5.11 Indebtedness. Neither Borrower will create, assume, incur, guarantee or in any manner become liable, contingently or otherwise, in respect of any Indebtedness except for Permitted Indebtedness; provided, however, that the foregoing provision shall not apply if, concurrently with the incurrence of such Indebtedness, the proceeds thereof are applied to the complete satisfaction and payment in full of all Obligations.

         5.12 Liens. Neither Borrower will create, assume or incur or cause to be created, assumed or incurred, or permit to exist, any Liens on its properties or assets except for Permitted Liens, and the Borrowers will defend the right, title and interest of the Bank in and to each Borrower's rights to the Collateral and in and to the Proceeds and Products thereof against the claims and demands of all Persons whosoever.

         5.13 Sale of Assets; Merger. Neither Borrower shall, without the prior written consent of the Bank: (a) sell, transfer, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired); or
(b) consolidate with or merge into any other corporation or permit any corporation to merge into it.

         5.14 Guaranties. Neither Borrower shall guaranty, endorse, become surety for, or otherwise in any way become or be responsible for, the obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, for the purpose of payment of indebtedness of any other Person, other than in connection with Permitted Indebtedness and endorsements of negotiable instruments for deposit or collection in the ordinary course of its business.

         5.15 Collateral.

              (a) The Borrowers will keep and maintain at their own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Borrowers will mark their books and records pertaining to the Collateral to evidence the security interest therein granted hereby as the Bank may reasonably request. For the Bank's further security, the Borrowers agree that the Bank shall have a security interest in and a Lien upon all of a Borrowers' books and records (including all computer programs, software, discs, drives, printouts and similar items) pertaining to the Collateral, and if any Event of Default shall have occurred and be continuing, each Borrower shall promptly deliver and turn over any such books and records to the Bank or its representatives at any time upon demand.

              (b) Except as otherwise expressly permitted herein, the Borrowers will not sell, transfer, lease or otherwise dispose of any or all of the Collateral, or attempt, offer or contract to do so, without the express prior written consent of the Bank, except for sales or other dispositions of Inventory in the ordinary course of business.

              (c) The Borrowers will perform and comply in all material respects with all obligations under all Contracts and all other material agreements to which it is a party or by which it is bound relating to the Collateral.

              (d) Except in the ordinary course of a Borrower's business consistent with its past business practice, neither Borrower will grant any extension of the time of payment of any of the Accounts Receivable, or compromise, compound or settle the same for less than the full amount thereof, or release, wholly or partly, any person liable for the payment thereof.

              (e) The Borrowers will furnish to the Bank, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Bank may reasonably request, all in reasonable detail.


              (f) The Borrowers will immediately advise the Bank, in complete detail: (i) of any Lien asserted or claim made against any of the Collateral;
(ii) of any material change in the composition of the Collateral; and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interest created hereunder.

              (g) Neither Borrower will change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed hereunder misleading, nor will either Borrower change its principal place of business, record-keeping location or remove any of their books and records or the Inventory to any location other than the Premises (except as otherwise permitted in Subsection 5.15(b) hereof) unless, in each case with respect to the Inventory, the Borrowers shall have given the Bank at least thirty (30) days' prior written notice thereof or shall have delivered to the Bank acknowledgment copies of financing statements recording such change, duly executed and duly filed in each jurisdiction in which financing statements on form UCC-1 are required to be filed in order to perfect the security interest granted by a Borrower in favor of the Bank as set forth in this Agreement in the Collateral, and shall have taken all action necessary or reasonably requested by the Bank to amend such financing statement or continuation statement so that it is not misleading.

         5.16 Sale and Leaseback. Neither Borrower shall directly or indirectly enter into any arrangement with any Person providing for the leasing by the Borrower of any asset (real or personal) which has been, or is to be, sold or transferred by the Borrower to such Person or to any other Person to whom funds have been, or are to be, advanced by such Person on the security of such asset or rental obligations of the Borrower.

         5.17 Transactions with Affiliates. Neither Borrower shall enter into any transaction with any Affiliate of the Borrowers on terms which are less favorable than if such transaction were a bona-fide arms-length transaction between unaffiliated parties.

         5.18 Operating Accounts. Each Borrower shall establish and maintain its primary operating accounts with the Bank.

         5.19 Further Documentation. At any time, and from time to time, upon the Bank's written request and at the Borrowers' sole expense, the Borrowers will promptly and duly execute and deliver such further documents and instruments and do such further acts and things as the Bank may reasonably request in order to obtain the full benefits of this Agreement and the Loan Documents and the rights and powers herein and therein granted, including the filing of any financing or continuation statements and amendments thereto under the Code in effect in any jurisdiction and any and all other documents including but not limited to all certificates of title and any assignments necessary in connection therewith with respect to the Liens and security interests granted to the Bank pursuant to the Loan Documents. The Borrowers also hereby authorize the Bank to file any such financing or continuation statement without the signature of a Borrower to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or other instrument shall be immediately pledged to the Bank hereunder, duly endorsed in a manner satisfactory to the Bank and delivered to the Bank.

         5.20 Clean-Up Period. During each twelve (12) month period, commencing on the date of execution of this Agreement, the Borrowers shall reduce the principal amount outstanding under the Line of Credit Loan to zero ($0) dollars for a period of thirty (30) continuous and consecutive days.

         5.21 Investment Management Account. The Borrowers shall establish and maintain an investment management account with the Bank for the purpose of creating a source of funds to immediately pay to the Bank any amount outstanding under the Line of Credit Loan in excess of the Line of Credit Loan Maximum.

         5.22 Bank's Appointment as Attorney-in-Fact.

              (a) The Borrowers hereby irrevocably constitute and appoint the Bank, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrowers and in the name of the Borrowers or in their own name, from time to time in the Bank's discretion for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Bank the power and right, on behalf of the Borrowers, without notice to or assent by the Borrowers, to do the following:

                   (i) upon the occurrence and continuance of an Event of Default, to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due under or in connection with any Collateral and, in the name of a Borrower or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Bank for the purpose of collecting any and all such monies due under any Collateral whenever payable; and

                   (ii) upon the occurrence and continuance of any Event of
Default: (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Bank or as the Bank shall direct; (B) to receive, open and dispose of all mail addressed to the Borrowers and to notify postal authorities to change the address for delivery thereof to such address as may be designated by the Bank; (C) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (D) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (E) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (F) to defend any suit, action or proceeding brought against the Borrowers with respect to any Collateral; (G) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate; and (H) generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Bank were the absolute owner thereof for all purposes, and to do, at the Bank's option and the Borrowers' expense, at any time or from time to time, all acts and things which the Bank deems necessary to protect, preserve or realize upon the Collateral and the Bank's security interest therein, in order to effect the intent of this Agreement.

              (b) The Borrowers hereby ratify all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

              (c) The powers conferred on the Bank hereunder are solely to protect the interests of the Bank in the Collateral and shall not impose any duty upon it to exercise any such powers. The Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, employees or agents shall be responsible to the Borrowers for any act or failure to act.

              (d) The Borrowers also authorize the Bank at any time, and from time to time, following an Event of Default: (i) to communicate with Account Debtors and any party to any Contract with regard to the assignment of Accounts Receivable hereunder and other matters relating thereto; and (ii) to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         5.23 Performance by Bank of Borrowers' Obligations. If the Borrowers fail to perform or comply with any of their agreements contained herein following written demand therefor by the Bank, and the Bank, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Bank incurred in connection with such performance or compliance (together with interest thereon at the interest rate set forth in Paragraph 2 of the Line of Credit Note plus five (5%) percent per annum) shall be payable by the Borrowers to the Bank on demand and shall constitute Obligations secured hereby.

         VI.  CONDITIONS PRECEDENT

         6.1 Conditions Precedent to Initial Advance. The obligation of the Bank to make the initial Advance and the Term Loan is subject to the condition precedent that the Bank shall have received each and every one of the following in form and substance satisfactory to the Bank:

              (a)  Each of the Loan Documents shall be in full force and effect;


              (b) The representations and warranties of the Borrowers set forth herein shall be true and correct as of the date of the first Advance and the date the Term Loan is made as if made on and as of such date, and the request for an Advance by the Borrowers and the making of the Term Loan shall be deemed a representation and warranty by the Borrowers to such effect;

              (c) No Default or Event of Default has occurred and is continuing as of the date of the first Advance or the date the Term Loan is made;

              (d) There is and has been no material adverse change in the either Borrower's financial condition, results of operations, business prospects or otherwise which would, in the judgment of the Bank, impair such Borrower's ability to repay all or any portion of the Notes;

              (e) No further action, including any filing or recording of any agreement, document or instrument, is necessary to establish and perfect the Bank's lien and priority in the Collateral;

              (f) The Borrowers shall submit to the Bank, all reports and documents required to be submitted to the Bank by the Borrowers pursuant to
Section 5.8 of this Agreement;

              (g) An originally executed copy of this Agreement, the Line of Credit Note, the Term Note and each of the other Loan Documents;

              (h) A copy of the certificate of incorporation and by-laws of each Borrower, certified as a true copy by the Secretary of each Borrower and the Secretary of State of each Borrower's state of incorporation;

              (i) A good standing certificate with respect to each Borrower issued as of a recent date by the Secretary of State of each state in which such Borrower is required to be authorized to do business;

              (j) A certificate of the Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign each of the Loan Documents to which such Borrower is a party and a true and complete copy of each Borrower's by-laws;

              (k) A copy of the resolutions approved by the Board of Directors of each Borrower authorizing the execution, delivery and performance by such Borrower of each of the Loan Documents to which such Borrower is a party, certified as a true copy by the Secretary of the Borrower and such other resolutions and authorizations as the Bank may reasonably request;

              (l) A written opinion of counsel to the Borrowers with respect to such matters as the Bank shall request;

              (m) An originally executed copy of a Borrowing Base Certificate from each Borrower dated as of a date not more than three (3) days prior to the date of the initial Advance;

              (n) Evidence reasonably satisfactory to the Bank that the Collateral is properly insured in accordance with the provisions of this Agreement and that the Collateral is not subject to any Lien other than Permitted Liens;

              (o) Evidence reasonably satisfactory to the Bank that all filings, recordings and other actions that are necessary or desirable in order to establish and perfect the Bank's security interest in the Collateral as a valid perfected first priority security interest shall have been duly effected, including, without limitation, the filing of UCC-1 financing statements, and the filing or recordation of such other documents as the Bank shall deem necessary or desirable, all in form and substance satisfactory to the Bank, and all fees, taxes and other charges relating to such filings and recordings shall have been paid by the Borrowers;

              (p) The Bank shall have performed to its satisfaction, an audit of all Accounts Receivable, general ledgers, Inventory and corporate records of the Borrowers;

              (q) A fully executed copy of the Asset Purchase Agreement, in form and substance satisfactory to the Bank;

              (r) Evidence satisfactory to the Bank that the United States Bankruptcy Court for the Southern District of Florida has issued a final and nonappealable order approving the Asset Purchase Agreement and the transactions contemplated thereby;

              (s) Payment in full of all obligations outstanding under the Loan and Security Agreement between Sel-Leb and the Bank, dated November 6, 1995, as amended (the "Original Loan Agreement"), and the Line of Credit Note executed and delivered in connection therewith, as amended;

              (t) Evidence satisfactory to the Bank that its obligation to make Advances (as defined in the Original Loan Agreement) under the Original Loan Agreement has been terminated; and

              (u) Such other documents and information as the Bank shall reasonably request, including without limitation UCC, judgment, tax lien and franchise tax searches, leases for all locations at which the Borrowers operate and landlord waivers for all locations at which Collateral is located, in form and substance reasonably satisfactory to the Bank, and all legal matters and documents with respect to the transactions contemplated by this Agreement shall be satisfactory to counsel for the Bank.

         In the event each and every condition precedent set forth in this Paragraph 6.1 is not satisfied in full on or before October 31, 1997, then the

Bank may, in it sole and absolute discretion, terminate this Agreement and if this Agreement is so terminated the Bank shall have no further obligation to make the Revolving Loan or the Term Loan.

         6.2 Conditions Precedent to Additional Advances. The Bank shall have no obligation to make (a) any additional Advance subsequent to the initial Advance or (b) the Term Loan, unless each of the following conditions precedent has been either satisfied or waived prior to or concurrently with the making of such Advance:

              (a)  Each of the Loan Documents shall be in full force and effect;

              (b) The representations and warranties of the Borrowers set forth herein shall be true and correct as of the date of each Advance as if made on and as of such date, and each request for an Advance by the Borrowers shall be deemed a representation and warranty by the Borrowers to such effect;

              (c) No Default or Event of Default has occurred and is continuing as of the date of each Advance;

              (d) There is and has been no material adverse change in the either Borrower's financial condition, results of operations, business prospects or otherwise which would, in the judgment of the Bank, impair such Borrower's ability to repay all or any portion of the Notes;

              (e) No further action, including any filing or recording of any agreement, document or instrument, is necessary to establish and perfect the Bank's lien and priority in the Collateral; and

              (f) The Borrowers shall submit to the Bank, all reports and documents required to be submitted to the Bank by the Borrowers pursuant to
Section 5.8 of this Agreement.

         VII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental body:

         7.1 Failure to Pay. The Borrowers fail to make any payment of principal, interest or any other fee or amount payable under the Line of Credit Note, the Term Note or hereunder within five (5) days after the date when due;

         7.2 False Representation or Warranty. Any warranty or representation made by or on behalf of the Borrowers contained herein or in any of the Loan Documents or in any document furnished in compliance or connection with the Loan Documents is false or incorrect in any material respect when made and such warranty or representation remains false or incorrect fifteen (15) days after notice from the Bank of such false or incorrect warranty or representation;


         7.3 Failure to Perform. The Borrowers shall default in the performance or observance of any covenant or agreement contained in this Agreement or the Loan Documents and such default is not cured within fifteen (15) days after notice from the Bank of such default;

         7.4 Cross Default. Any Event of Default shall occur under any of the other Loan Documents;

         7.5  Default on other Indebtedness. A Borrower shall:

              (a) default in any payment of the principal of or interest on any Indebtedness (other than the Line of Credit Note and the Term Note), beyond the grace period, if any, owing to the Bank;

              (b) default in any payment of the principal of or interest on any other Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or

              (c) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity and as the result of such default or event such indebtedness has been accelerated and become due and payable prior to its stated maturity;

         7.6 Petition; Appointment of Receiver. (a) Either Borrower shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts; or
(ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Borrower shall make a general assignment for the benefit of its creditors;

              (b) there shall be commenced against either Borrower, any case, proceeding or other action of a nature referred to in Subsection 7.6(a) above which: (i) results in the entry of an order for relief or any such adjudication or appointment; or (ii) remains undismissed, undischarged or unbonded for a period of thirty (30) days;

              (c) there shall be commenced against either Borrower, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

              (d) either of the Borrowers shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this Section 7.6;

         7.7 Judgments; Levys; Liens. A final judgment shall be entered against a Borrower by any court for the payment of money which, together with all other outstanding judgments against either of the Borrowers, exceeds twenty five thousand ($25,000) dollars in the aggregate, which judgment is not fully covered by insurance, or a warrant of attachment or execution or similar process shall be issued or levied against property such Borrower which warrant of attachment, execution or similar process exceeds in value twenty five thousand ($25,000) dollars in the aggregate and, if within sixty (60) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been discharged or stayed pending appeal, or, if within sixty (60) days after the expiration of any such stay, such judgment, warrant or process shall not have been discharged;

         7.8  ERISA.

              (a) A reportable event (as defined in Section 4043 of Title IV of ERISA) shall have occurred with respect to any Plans or any Plans of a Borrower shall have been voluntarily terminated as provided in Section 4041(a) of ERISA;

              (b) A trustee shall be appointed by a United States District Court to administer any Plan; or

              (c) the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan;

         7.9 Liquidation or Dissolution. If a Borrower shall commence any action or step with respect to, or shall approve any plan of, any winding up, liquidation or dissolution of a Borrower; or

         7.10 Change in Condition. If there occurs any material adverse change in the condition or affairs, financial, business prospects or otherwise, of a Borrower, which in the opinion of the Bank increases its risk.

         VIII. REMEDIES

         8.1 Acceleration Automatic. Upon the occurrence of an Event of Default set forth in Section 7.6, the Bank shall have no obligation to make any further Advance, and all amounts outstanding (with accrued interest thereon), including without limitation, all other amounts owing under the Line of Credit Note, the Term Note and the other Loan Documents shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, to the fullest extent permitted by applicable law.


         8.2 Acceleration; Bank Discretion. Upon the occurrence of any Event of Default, other than an Event of Default as set forth in Section 7.6, the Bank shall have no obligation to make any further Advance and the Bank may declare all amounts outstanding (with accrued interest thereon), including without limitation, all other amounts owing to it under the Line of Credit Note, the Term Note and the other Loan Documents to be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, to the fullest extent permitted by applicable law.

         8.3  Proceeds held in Trust. Upon the occurrence of any Event of
Default:

              (a) All payments received by a Borrower under or in connection with any of the Collateral shall be held by a Borrower in trust for the Bank, shall be segregated from funds of such Borrower and shall forthwith upon receipt by a Borrower be turned over to the Bank, in the same form as received by such Borrower (duly endorsed by such Borrower to the Bank, if required);

              (b) Any and all such payments so received by the Bank (whether from a Borrower or otherwise) may, in the sole discretion of the Bank, be held by the Bank as collateral security for, and/or then or at any time thereafter applied in whole or in part by the Bank against, all or any part of the

Obligations in such order as the Bank shall determine in its sole discretion. Any balance of such payments held by the Bank and remaining after payment in full of all such Obligations shall be paid over to the Borrowers or, if the Bank has knowledge that another Person is lawfully entitled to receive the same, to such other Person.

              (c) The Borrowers shall, upon demand, pay interest, to the extent permitted by applicable law, on all unpaid Obligations upon the occurrence of an Event of Default until paid (before or after judgment) at a fluctuating rate equal to (i) in the case of Obligations under the Line of Credit Note, the interest rate set forth in Paragraph 2 of the Line of Credit Note plus five (5%) percent per annum, and (ii) in the case of Obligations under the Term Note, the rate of interest set forth in Paragraph 2 of the Term Note plus five (5%) percent per annum.

         8.4 Set-Off; Sale. If any Event of Default shall occur, the Bank may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code, to the fullest extent permitted by law. Without limiting the generality of the foregoing, the Bank may, to the fullest extent permitted by law, without any requirement of notice, setoff any and all amounts owing by a Borrower to it against any deposit account maintained in the Bank (or any Affiliate or subsidiary of the Bank) by a Borrower or any other property of a Borrower which may now or hereafter be in the Bank's (or any Affiliate or subsidiary of the Bank) possession or control, and such right of setoff shall be deemed to have been exercised immediately upon such stated or accelerated maturity as aforesaid even though such setoff is not noted on the Bank's records until a later time. Without limiting the generality of the foregoing, the Borrowers expressly agree that in any such event the Bank, without demand of performance or other demand, advertisement or notice of any kind (except any notice provisions otherwise contained in this Agreement and the notice specified below of time and place of public or private sale) to or upon the Borrowers or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may, to the fullest extent permitted by law, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in a Borrower which shall be released. The Borrowers further agree, at the Bank's request, to assemble the Collateral and make it available to the Bank at places which the Bank shall reasonably select, whether at a Borrower's premises or elsewhere. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonably attorneys' fees and legal expenses, to the Bank for payment in whole or in part of the Obligations, in such order as hereinafter provided, the Borrowers remaining liable for any deficiency remaining unpaid after such application. To the extent permitted by applicable law, the Borrowers waive all claims, damages, and demands against the Bank arising out of the repossession, retention or sale of the Collateral. The Borrowers agree that, to the fullest extent permitted by law, the Bank need not give more than ten (10) days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to A Borrower at its address set forth in Subsection 10.1 hereof) of the time and place of any public sale or of the time upon which a private sale may take place and that such notice is reasonable notification of such matters. The Borrowers shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Bank is entitled, the Borrowers also being liable for the reasonable fees of any attorneys employed by the Bank to collect such deficiency.

         8.5 Bank Costs. The Borrowers also agree, jointly and severally, to pay all Bank Costs incurred with respect to the collection of any of the obligations and the enforcement of any of the Bank's rights hereunder.

         8.6 Waivers. The Borrowers hereby waive: (a) presentment, demand, protest or any notice of any kind in connection with this Agreement or any

Collateral, except as otherwise provided herein; (b) all rights to seek from any court any bond or security prior to the exercise by the Bank of any remedy described herein; (c) the benefit of all valuation, appraisement and exemption laws; and (d) all rights to demand or to have any marshalling of assets upon any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement.

         8.7 Possession; Receiver. Without limiting the generality of any of the rights and remedies conferred upon the Bank in this Agreement, the Bank may, after the occurrence of an Event of Default: (a) take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction; (b) at the Bank's option, use, operate, manage and control the Collateral in any lawful manner; (c) collect and receive all rents, income, revenue, earnings, issues and profits therefrom; (d) maintain, repair, renovate, alter or remove the Collateral as the Bank may determine in its sole discretion; and (e) to the fullest extent permitted by applicable law, appoint any person to be a receiver, manager, receiver-manager or receiver and manager (a "Receiver") of the Collateral and to remove any Receiver so appointed and appoint another in its stead, such Receiver to have all of the rights, remedies, powers and privileges of the Bank hereunder.

         8.8 Other Remedies. The remedies granted to Bank herein upon an Event of Default are not restrictive or exclusive of any and all other rights and remedies of Bank provided for by this Agreement, any of the Loan Documents and applicable law.

         IX.  INDEMNIFICATION

         9.1 Indemnification. The Borrowers agree to, jointly and severally, pay, reimburse, indemnify and hold harmless, the Bank, its directors, officers, employees, agents and representatives from and against any and all actions, costs, damages, disbursements, expenses (including attorneys' fees), judgments, liabilities, losses, obligations, penalties and suits of any kind or nature whatsoever with respect to:

              (a) the development, negotiation, preparation, execution, enforcement, amendment or modification of any of the Loan Documents;

              (b) the exercise of any right or remedy granted in any of the Loan Documents, the collection or enforcement of any of the Obligations and the proof or allowability of any claim arising under any of the Loan Documents, whether in any bankruptcy or receivership proceeding or otherwise;

              (c) any claim of third parties, and the prosecution or defense thereof, arising out of or in any way connected with any of the Loan Documents; and

              (d) any and all recording and filing fees and taxes, and any and all liabilities with respect thereto, or resulting from any delay in paying stamp and other taxes, if any, which may be payable or determined to be payable in connection with the Loan Documents.

         X.   MISCELLANEOUS

         10.1 Notice. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing and mailed, postage prepaid by registered or certified mail, return receipt requested, addressed to the respective parties, as follows:

         Bank:                Summit Bank
                              250 Moore Street
                              2nd Floor
                              Hackensack, New Jersey 07601
                              Attn: Richard Mady, Vice President

         Borrowers:           Sel-Leb Marketing, Inc.
                              495 River Street
                              Paterson, New Jersey  07524
                              Attn: Harold Markowitz, Chairman

                              ALES Signatures Ltd.
                              495 River Street
                              Paterson, New Jersey 07524
                              Attn: Jan Mirsky, Chief Financial Officer

or to such changed address as may be fixed by notice. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when received by the party to whom properly addressed, in the case of a Borrower, the written receipt by any employee of a Borrower constituting sufficient evidence of such receipt.

         10.2 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         10.3 Survival of Agreements. All agreements, representations and warranties made herein, and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Notes and the making of any Advances.

         10.4 Amendment. No modification, amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by a Borrower, shall in any event be effective unless the same shall be in writing and signed by the party granting such modification, amendment or waiver, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Bank, all future holders of the Notes and their respective successors and assigns, except that the Borrowers may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank.

         10.6 Agreement and Other Loan Documents Complementary. The provisions of this Agreement shall be in addition to those of any guaranty, security agreement, note or other evidence of liability held by the Bank, all of which shall be construed as complementary to each other. In the event of ambiguity or inconsistency between this Agreement, and any other Loan Document, then the terms of this Agreement will govern.

         10.7 Bank's Relationship. The Bank and the Borrowers expressly agree that the relationship of the Bank to the Borrowers is that of a lender only. The intent of this provision is to clarify and stipulate that the Bank is not a partner or a co-venturer of the Borrowers and that the Bank's sole interest in the Collateral is for the purpose of security for repayment of the Obligations of the Borrowers.

         10.8 Participation. Without limitation of the Bank's rights at law, the Borrowers hereby agree that the Bank shall have the right to sell participations in any Obligation in the sole discretion of the Bank and that the Borrowers shall provide all required assistance to the Bank in selling and closing any participation, including permitting any prospective participant to inspect any of a Borrower's books, records, Collateral and Premises.

         10.9 WAIVER OF TRIAL BY JURY. THE BANK AND BORROWER'S HEREBY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT.

         10.10 Severability. In case any one or more of the provisions contained in this Agreement or the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         10.11 Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts and all such counterparts taken together shall constitute one and the same instrument.

         10.12 Governing Law; No Third Party Rights. This Agreement and the other Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the law of the State of New Jersey.

This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit, priority or interest in, under or because of the existence of, this Agreement.

         10.13 Cross Default/Cross Collateral. All other agreements between Borrowers, or either of them, and Bank and/or any of its Affiliates or subsidiaries are hereby amended so that an Event of Default under this Agreement is a default under all other agreements and a default under any one of those agreements is an Event of Default under this Agreement. All such agreements are further amended so that the Collateral under this Agreement secures the obligations now or hereafter outstanding under all other agreements with Bank and/or its Affiliates or subsidiaries, and the collateral which serves as security under any other agreement with Bank and/or its Affiliates or subsidiaries secures the Obligations under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ATTEST:                           SEL-LEB MARKETING, INC.



By: /s/ Jack Koegel               By: /s/ Jan Mirsky
   JACK KOEGEL,                      JAN MIRSKY, Executive Vice
   Assistant Secretary               President of Finance

ATTEST:                           ALES SIGNATURE LTD.



By: /s/ Jack Koegel               By: /s/ Jan Mirsky
   JACK KOEGEL, Secretary            JAN MIRSKY, Chief Financial
                                     Officer


                                  SUMMIT BANK


                                  By: /s/ Richard Mady
                                     RICHARD MADY, Vice President